UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2011

Date of Report (Date of earliest event reported)

SPECTRA ENERGY PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

(713) 627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2011, Spectra Energy Partners, LP ( “SEP”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Equitrans, L.P. (“Equitrans”), EQT Corporation (“EQT”) and Spectra Energy Capital, LLC (“SE Capital”), pursuant to which SEP agreed to acquire all of the ownership interests of Big Sandy Pipeline, LLC (“Big Sandy”) from Equitrans for total cash consideration of approximately $390 million, subject to certain closing adjustments.

Big Sandy’s primary asset is an approximately 70-mile Federal Energy Regulatory Commission (“FERC”)-regulated natural gas pipeline system in eastern Kentucky with capacity of 171,000 dekatherms per day. The Big Sandy natural gas pipeline system connects Appalachian and Huron Shale natural gas supplies to markets in the Mid-Atlantic and Northeast portions of the United States.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the transaction is subject to customary closing conditions, including Hart-Scott-Rodino approval, as well as other conditions including (i) the completion by Equitrans of specified work projects related to the Big Sandy natural gas pipeline system, (ii) the amendment of certain transportation services agreements with affiliates of EQT, (iii) the continued effectiveness of the FERC’s certificate order approving Equitrans’ and Big Sandy’s joint application to transfer the Big Sandy natural gas pipeline system from Equitrans to Big Sandy and (iv) the transfer of the Big Sandy natural gas pipeline system from Equitrans to Big Sandy.

Under the Purchase Agreement, EQT has the option, until January 1, 2018, to cause Big Sandy to increase capacity on the Big Sandy pipeline system and to make capacity available to EQT in three tranches of between 50,000 dekatherms per day to 150,000 dekatherms per day (not to exceed an aggregate of 150,000 dekatherms per day), on a firm basis for a term of 15 years, subject to certain terms and conditions set forth the in the Purchase Agreement.

Equitrans has agreed to indemnify SEP for damages suffered or incurred by SEP as a result of or arising out of (i) breaches or inaccuracies of representations, warranties or covenants by Equitrans, (ii) certain agreements to which Equitrans or its affiliates are parties, and (iii) certain other specified liabilities, subject to the limitations on amounts set forth in the Purchase Agreement.

SEP currently expects the transactions to close in the third quarter of 2011. Pursuant to the provisions of the Purchase Agreement, EQT will be the main shipper on the Big Sandy natural gas pipeline.

SEP expects long-term financing for the transaction to be a combination of debt and equity. SE Capital, a wholly-owned subsidiary of Spectra Energy Corp, has irrevocably and unconditionally guaranteed payment of the purchase price by SEP to Equitrans.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this report and incorporated by reference into this Item.

Item 7.01	Regulation FD Disclosure.

On May 11, 2011, SEP issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	Purchase and Sale Agreement, by and among Equitrans, L.P. and, solely for the purpose of Sections 1.8, 1.9, 4.17 and 9.15, EQT Corporation, Spectra Energy Partners, LP and, solely for the purpose of Section 9.16, Spectra Energy Capital, LLC.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated May 11, 2011.

*	Pursuant to the rules of the Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

Date: May 11, 2011		/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	Purchase and Sale Agreement, by and among Equitrans, L.P. and, solely for the purpose of Sections 1.8, 1.9, 4.17 and 9.15, EQT Corporation, Spectra Energy Partners, LP and, solely for the purpose of Section 9.16, Spectra Energy Capital, LLC.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated May 11, 2011.

*	Pursuant to the rules of the Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request